Exhibit 10.3

AMENDED AND RESTATED

NONCOMPETITION AGREEMENT
BY AND AMONG
PATTERN ENERGY GROUP LP,
PATTERN ENERGY GROUP INC., AND
PATTERN ENERGY GROUP 2 LP
Dated as of December 8, 2016

TABLE OF CONTENTS
Article I
DEFINITIONS

Section 1.1	Definitions	1
Article II
PROJECT ACQUISITION OPPORTUNITIES

Section 2.1	Restricted Project Acquisitions	3
Section 2.2	Project Opportunities	3
Section 2.3	Collaboration	3
Section 2.4	Permitted Exceptions	3
Article III
MISCELLANEOUS

i

AMENDED AND RESTATED NONCOMPETITION AGREEMENT
THIS AMENDED AND RESTATED NONCOMPETITION AGREEMENT is entered into on, and effective as of December 8, 2016, by and between Pattern Energy Group LP, a Delaware limited partnership (“PEG LP”), Pattern Energy Group Inc., a Delaware corporation (“PEG Inc.”), and Pattern Energy Group 2 LP, a Delaware limited partnership (“PEG 2”).
RECITALS:
A.PEG LP and PEG Inc. entered into a Non-Competition Agreement, dated as of October 2, 2013 (the “Initial Agreement”) to evidence their understanding, as more fully set forth in Article II, with respect to (a) certain Project Opportunities (as defined herein) that the PEG LP Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such Project Opportunities are to be offered to and may be pursued by PEG Inc.
B.The Parties desire to amend and restate the Initial Agreement to add PEG 2 as a party hereto.
In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties amend and restate the Initial Agreement in its entirety and further agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:
“Agreement” means this Amended and Restated NonCompetition Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 3.7 hereof.
“Applicable Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, Order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter, of a Governmental Authority having valid jurisdiction.
“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in Toronto, Ontario or New York, NY are authorized or required by Applicable Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.
“Control” or “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Equity Interests” means all shares, capital stock, partnership or limited liability company interests, units, participations, distribution rights, joint venture interest or similar equity interests issued by any Person, however designated.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” means:
(i)any government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(ii)    any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;
(iii)    any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasijudicial, administrative or similar functions; and
(iv)    any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.
“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.
“Parties” means the parties to this Agreement and their successors and permitted assigns.
“PEG 2” is defined in the introduction to this Agreement.
“PEG 2 Entities” means PEG 2 and any Person Controlled by PEG 2, other than the PEG Inc. Entities.
“PEG Inc.” is defined in the introduction to this Agreement.
“PEG Inc. Entities” means PEG Inc. and any Person Controlled by PEG Inc.
“PEG LP” is defined in the introduction to this Agreement.
“PEG LP Entities” means PEG LP and any Person Controlled by PEG LP, other than the PEG Inc. Entities.
“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unlimited liability company, unincorporated organization or any other entity.
“Project” means any power generation or transmission facility or project, in any stage, including in development, construction or commercial operation.
“Project Acquisition” has the meaning given such term in Section 2.1.
“Project Opportunity” has the meaning given such term in Section 2.2.
“Project Opportunity Notice” has the meaning given such term in Section 2.2.
“Project Release” has the meaning given such term in Section 2.2.
“Project Stand Down Order” has the meaning given such term in Section 2.2.
“PEG 2 Purchase Rights Agreement” means that certain Purchase Rights Agreement, entered into on, and effective as of the date hereof, among PEG LP, PEG Inc., and, solely with respect to Article III thereof, Pattern Energy Group Holdings 2 LP, a Delaware limited partnership, and Pattern Energy Group Holdings 2 GP LLC, a Delaware limited liability company.
“PEG LP Purchase Rights Agreement” means that certain Purchase Rights Agreement, entered into on, and effective as of October 2, 2013, among PEG LP, PEG Inc., and, solely with respect to Article IV thereof, Pattern Energy Group Holdings LP, a Delaware limited partnership, and Pattern Energy GP LLC, a Delaware limited liability company.

ARTICLE II

PROJECT ACQUISITION OPPORTUNITIES
Section 2.1 Restricted Project Acquisitions. Subject to Section 3.5 and except as permitted by Section 2.4, (a) PEG LP shall not, and shall cause each of the PEG LP Entities not to, and (b) PEG 2 shall not, and shall cause each of the PEG 2 Entities not to, directly or indirectly acquire from any Person (other than a whollyowned subsidiary of PEG LP) any ownership, equity or similar interest in any Project, whether by purchase, merger, acquisition of assets or rights or Equity Interests or otherwise (a “Project Acquisition”) other than in accordance with Section 2.2.
Section 2.2 Project Opportunities. If any PEG LP Entity or PEG 2 Entity becomes aware of any opportunity for a Project Acquisition that any PEG LP Entity or PEG 2 Entity, as applicable, wishes to pursue (a “Project Opportunity”), PEG LP or PEG 2, as applicable, shall provide written notice to PEG Inc. of such Project Opportunity within a commercially reasonable amount of time, including any details and information (including diligence information) reasonably available to any PEG LP Entity or PEG 2 Entity, as applicable, with respect to such Project Opportunity (a “Project Opportunity Notice”). PEG Inc. will have the right, exercisable within five (5) calendar days of receipt of the Project Opportunity Notice, to notify PEG LP or PEG 2, as applicable, in writing that PEG Inc. desires to pursue all or part of the subject Project Opportunity (a “Project Stand Down Order”); provided, that such notice shall not constitute an obligation to acquire such Project Opportunity. In the event that a Project Stand Down Order is delivered, PEG LP or PEG 2, as applicable, shall not, and shall cause each PEG LP Entity or PEG 2 Entity, as applicable, not to, pursue such Project Opportunity other than through a PEG Inc. Entity (or with a PEG Inc. Entity at PEG Inc.’s sole discretion) and PEG LP or PEG 2, as applicable, shall use commercially reasonable efforts to facilitate the pursuit of such Project Opportunity by such PEG Inc. Entity. After delivery of a Project Stand Down Order, if PEG Inc. determines in good faith that it will not pursue a Project Opportunity, as promptly as practical after such determination PEG Inc. will deliver notice to PEG LP or PEG 2, as applicable, that it will not pursue such Project Opportunity (a “Project Release”). In the event that (a) PEG Inc. does not deliver a Project Stand Down Order within five (5) calendar days of receipt of a Project Opportunity Notice or (b) PEG LP or PEG 2, as applicable, receives a Project Release, then the PEG LP Entities or PEG 2 Entities, as applicable, shall not be restricted from pursuing such Project Opportunity independent of PEG Inc. and any PEG Inc. Entity.
Section 2.3 Collaboration. PEG Inc. may elect at its discretion to collaborate with PEG LP or PEG 2, as applicable, to jointly pursue a Project Opportunity by stating in its Project Stand Down Order that PEG Inc. desires to jointly pursue the subject Project Opportunity with PEG LP or PEG 2, as applicable.
Section 2.4 Permitted Exceptions. Notwithstanding any provision of Section 2.1 and Section 2.2 to the contrary, the restrictions in Section 2.1 and Section 2.2 shall not apply to any PEG LP Entity or any PEG 2 Entity developing or expanding an existing Project then owned by such PEG LP Entity or PEG 2 Entity, as applicable; provided, that any such Project shall be subject to the terms of the PEG LP Purchase Rights Agreement or PEG 2 Purchase Rights Agreement, as applicable, for so long as such PEG LP Purchase Rights Agreement or PEG 2 Purchase Rights Agreement, as applicable, remains in effect.
ARTICLE III

MISCELLANEOUS
Section 3.1 Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, excluding any conflict-oflaws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction irrespective of the choice of laws principles. Subject to Section 3.2, each Party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in connection with any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any dealings between the Parties relating to the subject matter of this Agreement and the relationship that is being established. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY

CLAIM, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.
Section 3.2 Enforcement. Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Agreement, and that any breach by any such Party of its covenants and agreements set forth in this Agreement would result in irreparable injury to such other Party. Each Party shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each Party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for, and shall be entitled to specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.
Section 3.3 Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by privatecourier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.3.
Section 3.4 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
Section 3.5 Termination. Upon the termination of all of PEG Inc.’s purchase rights set forth in (a) Article II, III and IV of the PEG LP Purchase Rights Agreement and (b) Articles II and III of the PEG 2 Purchase Rights Agreement, this Agreement shall automatically terminate immediately.
Section 3.6 Waiver; Effect of Waiver or Consent. Any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto or (b) waive compliance with any agreement or condition of any other Party contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.
Section 3.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.
Section 3.8 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto; provided, that subject to the foregoing, this Agreement shall be binding on the Parties and their respective successors and assigns.
Section 3.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 3.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
Section 3.11 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
Section 3.12 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
Section 3.13 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any Applicable Law.
Section 3.14 No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no other Person, including any limited partner, member or equity holder of PEG LP, PEG 2 or PEG Inc., shall have the right, separate and apart from PEG LP, PEG 2 and PEG Inc., as applicable, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

PATTERN ENERGY GROUP LP
By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President
PATTERN ENERGY GROUP INC.
By:	/s/ Daniel Elkort
	Name:	Daniel Elkort
	Title:	Vice President
PATTERN ENERGY GROUP 2 LP
By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President